UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2007

WORLDWIDE STRATEGIES INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-52362 (Commission File Number)	41-0946897 (IRS Employer Identification No.)

3801 East Florida Avenue, Suite 400, Denver, Colorado 80210
(Address of principal executive offices) (Zip Code)

(303) 991-5887
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE – The Registrant is amending its Current Report on Form 8-K dated July 31, 2007, filed on August 6, 2007, to include the Financial Statements and Pro Forma Financial Information of Centric Rx, Inc., which merged and became a wholly-owned subsidiary of the Registrant on July 31, 2007, and to include additional disclosures with respect to the acquisition of Centric Rx, Inc.

Item 1.01	Entry into a Material Definitive Agreement

The disclosure set forth in Item 2.01 of this report is incorporated herein by reference.

Item 2.01       Completion of Acquisition or Disposition of Assets

On July 31, 2007, Worldwide Strategies Incorporated (“WWSG”, “we”, “us”, or “our”) closed the share exchange (the “Acquisition”) pursuant to the Share Exchange Agreement (the “Agreement”) that it executed on June 28, 2007 with Centric Rx, Inc., a Nevada corporation (“Centric”) and Jim Crelia, Jeff Crelia, J. Jireh, Inc., a Nevada Corporation, and Canada Pharmacy Express, Ltd., a Canadian corporation (the “Centric Shareholders”).  The Agreement was previously filed on Form 8-K on June 28, 2007 as Exhibit 2.1.

WWSG acquired 100% of the issued and outstanding shares of Centric in exchange for 2,250,000 post-reverse-split shares of WWSG common stock.  WWSG and Centric filed Articles of Exchange Pursuant to NRS 92A.200 effective July 31, 2007.  The Articles of Exchange are furnished herewith as Exhibit 3.1 and are incorporated by reference herein.  As a result of the Acquisition, Centric is now a wholly-owned subsidiary of WWSG and will operate as a health services and pharmacy solution provider.

Effective July 31, 2007, WWSG filed a Certificate of Change Pursuant to NRS 78.209, which decreased the number of its authorized shares of common stock from 100,000,000 to 33,333,333 and reduced the number of common shares issued and outstanding immediately prior to the closing from 17,768,607 to approximately 5,923,007.  The Certificate of Change is furnished herewith as Exhibit 3.2 and incorporated by reference herein.  Pursuant to the Certificate of Change, WWSG shareholders will be deemed to own one share for every three shares of common stock owned as of the record date of July 30, 2007.

WWSG issued 2,250,000 post-reverse-split shares of its common stock on July 31, 2007 to the Centric Shareholders and their assigns.  The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder and Regulation S, as certain shares were issued in “offshore transactions.”

Centric’s primary business will be the distribution of health services and prescription drug discount cards.  WWSG plans to contract with call centers to provide ongoing service and support to organizations and individuals that utilize these cards.  Centric will receive commissions based upon the utilization of these cards.

Centric also owns website software that can be used as an electronic storefront.  Using the software, Centric can offer and sell products and services on a website that can be fulfilled and tracked using the order fulfillment and tracking components of the software.  The website will be able to provide information regarding locations of medical service providers that accept the health services and prescription drug discount cards and other information relevant to the cards.  The software can be used to create individually branded websites for large organizations that wish to offer these cards to their members.

In connection with the Acquisition, WWSG entered into an escrow agreement (the “Escrow Agreement”) whereby one half of the shares that were issued to the Centric Shareholders pursuant to the Agreement were placed in escrow and will be released to the Centric Shareholders upon the expiration of six months from the date of closing.  The Escrow Agreement is furnished herewith as Exhibit 10.1 and is incorporated by reference herein.

WWSG also entered into a lock-up and voting trust agreement (the “Lock-up and Voting Trust Agreement”) whereby all recipients of WWSG common stock pursuant to the Agreement have granted an irrevocable proxy to WWSG’s CEO, James Samuels, to vote the shares WWSG common stock that were issued at the closing for the period of one year.  Also, the recipients of WWSG common stock have agreed that they will not sell their shares of WWSG common stock for the period of one year.  The Lock-up and Voting Trust Agreement is furnished herewith as Exhibit 10.2 and is incorporated by reference herein.

Effective as of August 1, 2007, WWSG entered into one-year employment agreements with Jim Crelia, Jack West, and Peter Longbons (the “Employment Agreements”).  Jim Crelia will serve as President of Centric’s operations and will report to WWSG’s president and CEO.  Jack West and Peter Longbons will serve as Vice-Presidents of Sales for Centric and will also report to WWSG’s president and CEO.  The Employment Agreements are furnished herewith as Exhibit 10.3 through 10.5 and are incorporated by reference herein.

WWSG also entered into assignment of intellectual property and indemnification agreements (the “Assignment Agreements”) with Centric’s former directors.  Under the Assignment Agreements, all intellectual property associated with Centric’s business that may have been created by its former directors has been transferred to WWSG in exchange for indemnification against any claim that may be made with respect to the intellectual property.  The Assignment Agreements are furnished herewith as Exhibit 10.6 through 10.9 and are incorporated by reference herein.

This summary description of the agreements mentioned above does not purport to be complete and is qualified in its entirety by reference to the documents that are filed as exhibits hereto.

Upon the closing of the Acquisition, WWSG’s board of directors increased the board of directors by one seat and appointed Gregory Kinney, formerly a director of Centric, to serve as a director of WWSG.  Since April 1997 to the present, Mr. Kinney has served as Vice-President of Operations of Kristel, LP, a privately held organization operating in Illinois.  Kristel designs and manufactures LCD and CRT displays.  From 1984 to 1997, Mr. Kinney worked in a variety of positions with The Bradley Group, American Instruments, Strand Lighting Company, Northrop, and Amistar.  Between 1980 and 1984, Mr. Kinney served in the United States Navy.  Mr. Kinney has received a B.A., M.A., and Ph.D. in Clinical Christian Counseling from International Theological Seminary in Bradenton Florida.

On August 6, 2007, WWSG issued a press release announcing the closing of the Acquisition.  The press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Disclosure pursuant to Item 2.01(f) follows.

Forward-Looking Statements

This report on Form 8-K/A contains “forward-looking statements.”  All statements other than statements of historical facts included or incorporated by reference in this report, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.  In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “believe,” or “continue” or the negative thereof or variations thereon or similar terminology.  In assessing forward-looking statements contained in this report, readers are urged to read carefully all cautionary statements, including those contained in other sections of this report.  Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from our expectations (“Cautionary Statements”) include, but are not limited to:

•	our ability to generate sufficient capital to complete planned acquisitions;
•	our ability to successfully operate our business upon completion of any or all acquisitions;
•	the lack of liquidity of our common stock;
•	our ability to find and retain skilled personnel;
•	availability of capital;
•	the strength and financial resources of our competitors;
•	general economic conditions; and
•	the securities or capital markets and other factors disclosed under “Management’s Discussion and Analysis or Plan of Operation,” “Description of Business,” and elsewhere in this report.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.  We assume no duty to update or revise our forward-looking statements based on changes in internal estimates or expectations or otherwise.

Description of Business

We were originally incorporated in the State of Nevada on April 6, 1998 as Boyd Energy Corporation.  On July 8, 2005, pursuant to a Share Exchange Agreement with Worldwide Business Solutions Incorporated, a Colorado corporation (“WBSI”), we acquired all of the issued and outstanding capital stock of WBSI, in exchange for 7,720,000 post-reverse-split shares of our common stock.  As a result of this share exchange, WBSI became our wholly-owned subsidiary.  We changed our name to Worldwide Strategies Incorporated as of June 14, 2005.

As discussed above, on July 31, 2007, we acquired all of the issued and outstanding shares of Centric in exchange for 2,250,000 post-reverse-split shares of our common stock.  As of July 31, 2007, Centric had no significant operations.

Centric Rx, Inc.

Centric was formed as Nevada corporation on August 31, 2004.  In December 2004, Centric acquired website software that can be used as an electronic storefront.  Centric acquired this software from Canada Pharmacy Express, Ltd. in exchange for 2,000,000 shares of Centric common stock and a commitment to pay $75,000.

Plan of Operation

Since July 8, 2005, we have pursued our plan to offer high-end multi-task, multi-lingual Business Process Outsourcing (“BPO”) service centered on call center services, such as technical support, language interpreting, debt collections, and help desk solutions.  With our acquisition of Centric, we also now plan to distribute health services and prescription drug discount cards and support these operations with call center services providing support to organizations and individuals that utilize these cards.

Centric plans to distribute health services and prescription drug discount cards that allow cardholders to take advantage of discounted health care and pharmaceutical benefits.  Provider networks will pay Centric for cardholder utilization of their respective services.  To participate, each cardholder will be required to enroll through Centric into provider networks.  A unique identifier assigned to Centric Rx will be utilized to track cardholder usage of the discounted health care and prescription drug discount cards.  Since its inception, Centric has not distributed any of these cards or generated any revenue.

Centric will initially focus on establishing relationships with organizations that have large memberships in order to distribute the discounted health care and prescription drug discount cards to their members.  Centric will have the ability to market both directly to employers and indirectly through independent insurance brokers and agents, but will start with an internal marketing force.  Initially, Centric will utilize Jim Crelia, Peter Longbons and Jack West as its marketing team.  Peter Longbons is a licensed health insurance sales agent in the state of Ohio.

Centric has software that can be used to establish an electronic storefront.  Centric plans to utilize this software to create a website in connection with the distribution of health services and prescription drug discount cards as a source of information.  Centric also plans to offer health related products on this website.  However, Centric does not currently have a website and has made no sales over the web.

We plan to raise up to $2,500,000 through the issuance of convertible debt in order to fund the development and working capital needs of Centric as well as the ongoing working capital needs of WWSG.  We currently do not have any funding commitments from potential investors.

Description of Health Services and Prescription Drug Discount Cards

In order execute the plan of operation, Centric must affiliate itself with service provider networks that will accept the health services and prescription drug discount cards that Centric plans to distribute.  On February 22, 2007, Centric entered into a non-exclusive agreement with Agelity, Inc. whereby Centric will distribute Agelity’s prescription drug discount cards.  Centric will receive $1 per prescription filled by cardholders using the Agelity card.  The Agelity cards are accepted at over 56,000 participating pharmacies including CVS and Wal-Mart.  Centric may also enter into agreements with other service provider networks in the future.

On July 8, 2007, Centric entered into a non-exclusive agreement with Great American Discount Buyers Association (“GADBA”) whereby Centric will receive commissions for introducing GADBA to customers who buy GADBA’s health insurance products.  Centric will receive up to 10% of gross sales, depending on the product, as a commission for introductions that lead to sales of health insurance products.

We plan to contract with call centers to provide inbound support for the usage of these and other health services and prescription drug discount cards that Centric may distribute.  We may also contract with a call center to provide outbound sales and solicitation of these and future cards and services.  We have not yet entered into any agreements with call centers for the provision of these services.

Description of Property

Centric owns website software that it acquired from Canada Pharmacy Express, Ltd. on December 12, 2004, pursuant to an asset purchase agreement of the same date.  The combined purchase price of the software consisted of $175,000 of Centric common stock and $75,000 of debt.  The debt is an unsecured, interest free obligation that has no due date.  The debt is payable by Centric in cash or, at its option, in shares of WWSG common stock.

Initially, Centric plans to use the software to create an informational website to support the use of the health services and prescription drug discount cards that it will distribute.  Information on the website could include a listing of service providers that accept the cards as well as other information necessary to use the cards.

Also, the website software can be utilized to create an electronic storefront with order fulfillment and tracking components that can be adapted to the sale of any type of product.  In the future, Centric plans to offer health related products on its website created utilizing this software.  No firm plans exist with respect to the timing of the website creation and implementation.

Centric will maintain offices at the homes of each of its initial three employees.  Centric headquarters will be located at 8125 Riviera Beach Drive, Las Vegas, Nevada 89128.  The headquarters and office space will be contributed to Centric without charge by each of the employees.

Competition

Centric is engaged in a highly competitive industry with both offshore and U.S. based competitors.  Centric will face competition from established firms selling health services and prescription drug discount cards.  These companies will likely have greater financial, personnel and other resources, including longer operating histories, more recognizable brand names and more established client relationships than Centric.  Most of these companies will compete with Centric primarily on price, discounts achievable with the cards, and selection of service providers that accept the cards.

In addition to Centric’s direct competition, many companies provide alternative products, most significantly, traditional comprehensive health insurance providers.  We believe that Centric’s key advantage will be in focusing on non-traditional markets, such as the self-employed, uninsured, and uninsurable.

Employees
 Prior to the Acqusitision, Centric’s only employee was Jim Crelia.  Mr. Crelia did not receive a salary.  As a condition to the Acquisition, Centric entered into employment agreements with Jim Crelia, Peter Longbons and Jack West.  Each employment agreement is for the term of one year and will renew automatically for an additional year if Centric does not give notice of its intent not to renew.  Salary is payable to Jim Crelia, Peter Longbons and Jack West in the amount of $150,000, $120,000, and $120,000 per year, respectively.  In the event of a termination without cause, as defined in the employment agreements, each of these employees will be entitled to two months of salary pay as a severance payment.  Centric has no other employees, and there are no collective bargaining agreements covering its employees.

Management’s Discussion and Analysis or Plan of Operation

Results of Centric Operations

Years Ended December 31, 2006 and 2005.  During the years ended December 31, 2006 and 2005, Centric had no revenue as it was involved primarily start-up activities and had no sales activities.

Depreciation expense totaled $50,000 and $50,000 for the years ended December 31, 2006 and 2005, related to Centric’s software being depreciated over an estimated useful life of five years.  Bank service charges for the years ended December 31, 2006 and 2005, totaled $96 and $96, respectively.  Office expense totaled $-0- and $125 for the years ended December 31, 2006 and 2005.  Centric’s rent totaled $1,670 and $1,670 for the years ended December 31, 2006 and 2005.  Centric’s officer and director, Jim Crelia, contributed all rent to Centric.  Centric had a total net loss of $51,766 and $51,891 for the years ended December 31, 2006 and 2005.  The majority of costs incurred during the years ended December 31, 2006 and 2005 were employed in Centric’s efforts to implement its business plan.

Six-month Period Ended June 30, 2007.  Centric had no revenue during the six-month period ended June 30, 2007.

Depreciation expense totaled $25,000 for the six-month period ended June 30, 2007, related to Centric’s software being depreciated over an estimated useful life of five years.  Bank service charges for the six-month period ended June 30, 2007, totaled $63.  Office expense totaled $213 for the six-month period ended June 30, 2007.  Centric incurred $5 in postage and delivery expenses for the six-month period ended June 30, 2007.  Centric’s rent totaled $835 for the six-month period ended June 30, 2007.  Centric’s officer and director, Jim Crelia, contributed all rent to Centric.  Centric had a total net loss of $26,116 for the six-month period ended June 30, 2007.  The majority of costs incurred during the six-month period ended June 30, 2007 were employed in Centric’s efforts to implement its business plan.

August 31, 2004 (inception) to June 30, 2007.  For the period from August 31, 2004 (inception) to June 30, 2007, Centric was engaged primarily in efforts to develop a business plan.  Centric also acquired software that it plans to use in its business.  Accordingly, Centric has earned no revenue since inception.  Centric incurred expenses, consisting primarily of depreciation, resulting in an accumulated loss of $134,992.

Centric’s Liquidity and Capital Resources

Since inception, Centric relied on the sale of equity capital and debt to fund its acquisitions and development of its business plan.  Since inception, net cash provided by financing activities of $575 offset the $518 used in operating activities.  As of June 30, 2007, Centric had a working capital deficit of $74,943 primarily due to its outstanding debt.  Centric’s debt is classified as a current liability because the debt has no due date and is therefore deemed to be due upon demand.

As discussed above, as of June 30, 2007, Centric has accumulated a net loss of $134,992 since inception.  Furthermore, Centric has not commenced its planned principal operations.

Liquidity and Capital Resources of WWSG and Centric Combined

Since inception, we have relied on the sale of equity capital and debt instruments to fund working capital and the costs of developing our business plan.  Based upon the unaudited pro forma condensed consolidated financial statements as of April 30, 2007, we have a working capital deficit of $421,228, primarily as a result of our outstanding debts being classified as current liabilities because their maturity dates are within one year of the balance sheet date or the debt is due upon demand.

We have had minimal revenues and have accumulated a net loss of $4,680,774 since inception.  We also have commitments to pay the Centric employees under the employment agreements Centric entered into effective August 1, 2007.  Furthermore, we have not commenced our planned principal operations.  Our future is dependent upon our ability to obtain equity and/or debt financing and upon future profitable operations from the development of our combined business plan.

Our significant operating losses raise substantial doubt about our ability to continue as a going concern as a combined entity.  Additional equity or debt financing will be required to continue as a going concern.  However, there can be no assurance that additional capital will be available to us or that any additional capital we obtain will be sufficient for us to implement our business plan or achieve profitability in our operations.  We estimate that we require $2,500,000 in additional capital to complete our planned acquisitions and fund our working capital needs.  Without such additional capital, there is doubt as to whether we will continue as a going concern.

Off Balance Sheet Arrangements

Niether we nor Centric has any material off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our combined financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Risk Factors

Centric has no history of success and may not succeed in the future.  To date, Centric has not made any distributions of health services and prescription drug discount cards and has not collected any commissions or generated revenue of any kind.  Even if we are successful in raising additional capital through the sale of debt or equity securities, we may be unsuccessful in the implementation of Centric’s business plan or unable to distribute or sell health services and prescription drug discount cards or any other products.

We do not have sufficient working capital to pay our debts or our costs of continuing operations.  We do not currently have sufficient working capital to pay our debts as they become due or our costs of operating our business.  The lack of adequate cash could also impair our marketing efforts and thereby decrease our ability to sell Centric’s services and generate revenues.  We are dependent upon additional debt or equity financing to pay our debts and the costs of operation.  If we are unsuccessful in raising additional funds, we may not be able to continue as an operating business and we may have to either liquidate our company or file for bankruptcy protection from our creditors.

Based on our projected financial needs for the development of Centric’s business and for general working capital needs, we estimate that we will need cash from one or more external sources of approximately $2,500,000 for the next twelve months.  We intend to raise up to $2,500,000 by issuing convertible debt.  We cannot assure you that we will be able to raise any additional funds successfully.

Any additional funds raised by us may adversely impact our shareholders.  We plan on issuing up to $2,500,000 of additional convertible debt.  The terms of any financing undertaken by us could reduce the value of any investment in our common stock.  Shares of common stock that we issue upon conversion of this new debt could be sold into the market, which could adversely affect market price.  In addition, even if we are successful in raising additional funds, we may need to raise more funds in the future through the sale of debt or equity securities.  Future financings may occur on terms at least as, and possibly more, favorable than the terms of our shareholders’ investments in our common stock.

Additionally, we have a significant amount of debt currently outstanding that is convertible into shares of our common stock upon default.  All of these debts are due within the next 12 months.  Also, Centric has $75,000 of debt outstanding that is deemed to be payable on demand and which may be converted into shares of our common.  Any issuance of our common stock upon conversion of these debts would result in significant dilution of our shareholders’ investments in our common stock.

Centric has significant financial obligations pursuant to employment agreements that we may not be able to pay.  In addition to our debt obligations, Centric has entered into employment agreements with Jim Crelia, Peter Longbons and Jack West that place significant monthly salary obligations on Centric.  We may not be able to pay or otherwise satisfy the obligations under the employment agreements.  If we cannot pay the obligations under the employment agreements, we may lose Centric’s employees.  We may never be able to implement Centric’s business plan without the services of these employees.

Security Ownership of Certain Beneficial Owners and Management

The following table provides certain information as to our officers and directors, individually and as a group, and the holders of more than 5% of our common stock as of July 31, 2007, after giving effect to the reverse-stock-split and the acquisition of Centric.  As of July 31, 2007, there were 8,173,007 shares of our common stock outstanding.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (2)

James P.R. Samuels 3801 East Florida Avenue, #400 Denver, Colorado 80210	2,828,335 (3)	29.71%

W. Earl Somerville 182 Tilford Road Oakville, Ontario L6L 4Z3 Canada	975,334 (4)	10.79%

Art Boorujy 3801 East Florida Avenue, #400 Denver, Colorado 80210	863,334 (5)	9.55%

Jack Herman 4326 61st Avenue, Bradenton, Florida 34203	775,695 (6)	8.67%

Howard Mayer 3200 Park Avenue 8F-1 Bridgeport, Connecticut 06604	653,334 (7)	7.69%

Fred A. Merian 215 Sylvestor Place Highlands Ranch, Colorado 80129	655,334 (8)	7.42%

Gary Quinn CPA in Trust 230 North Park Blvd #102 Grapevine, Texas 76051	500,000	6.12%

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (2)

Donald A. Christensen 48 S Evanston Way Aurora, Colorado 80012	589,999 (9)	6.82%

Jim Crelia 8125 Riviera Beach Drive Las Vegas, Nevada 89128	421,875 (10)	5.16%

Frank J. Deleo 1517 Tennison Parkway Colleyville, Texas 76034	379,999 (11)	4.44%

Robert T. Kane 3620 Main Street Munhall, Pennsylvania 15120	379,999 (11)	4.44%

Edward J. Weisberg 18 Whispering Pine Road Sudbury, Massachusetts 01776	379,999 (11)	4.44%

Gregory Kinney 2107 Geddes Rd. Rockford, Illinois 61103	-	-

All officers and directors as a group (7 persons)	5,533,665 (12)	60.64%
________________________
(1)
To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)
This table is based on 8,173,007 shares of common stock outstanding as of July 31, 2007.  If a person listed on this table has the right to obtain additional shares of Common Stock within sixty (60) days from July 31, 2007, the additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(3)
Includes 1,125,000 shares voted and controlled by Mr. Samuels while such shares are held in escrow for the Centric Shareholders.  Also includes 400,000 shares issuable upon the exercise of warrants and 948,333 shares issuable upon the exercise of vested stock options.

(4)	Includes 100,000 shares issuable upon exercise of warrants and 768,666 shares issuable upon exercise of vested stock options.
(5)	Includes 666,667 shares issuable upon exercise of warrants and 196,667 shares issuable upon the exercise of vested stock options.
(6)	Includes 775,695 shares issuable upon exercise of vested stock options.
(7)	Includes 326,667 shares issuable upon exercise of warrants.
(8)	Includes 66,667 shares issuable upon exercise of warrants and 588,667 shares issuable upon exercise of vested stock options.
(9)	Includes 100,000 shares issuable upon exercise of warrants and 379,999 shares issuable upon exercise of vested stock options.
(10)	Does not include 421,875 shares voted and controlled by James P.R Samuels during the escrow period.
(11)	Includes 379,999 shares issuable upon exercise of vested stock options.
(12)
Includes 1,125,000 shares voted and controlled by Mr. Samuels while such shares are held in escrow for the Centric Shareholders, 600,000 shares issuable upon exercise of warrants and 3,236,995 shares issuable upon exercise of vested stock options.

James P.R. Samuels may be deemed to be the “parent” of our company within the meaning of the rules and regulations of the Securities and Exchange Commission.

Change of Control

As of April 30, 2007, we had notes outstanding in the amount of $357,332 that were convertible into shares of our common stock upon default.  Since April 30, 2007, we have issued notes for an additional $70,200 that are also convertible upon default.  All of these notes are due within the next 12 months.  The majority of our notes are convertible at $0.15 per share.  Centric has $75,000 of debt outstanding that is deemed to be payable on demand and which may be paid with shares of our common stock at Centric’s option.  If we default on these notes, we may be required to issue a number of shares sufficient to effect a change of control.

Executive Officers and Directors

Our executive officers and directors are:

Name	Age	Position
James P.R. Samuels	60	President, Chief Executive Officer and Director
W. Earl Somerville	68	Chief Financial Officer, Secretary and Treasurer
Donald A. Christensen	76	Director
Frank J. Deleo	50	Director
Robert T. Kane	63	Director
Edward J. Weisberg	50	Director
Gregory Kinney	45	Director

Our articles of incorporation and bylaws provide for the maximum indemnification of our officer and director allowable under Nevada corporate law.  Brief descriptions of the recent employment and business experience of our executive officers and directors and other disclosures required by Items 401 and 407 of Regulation S-B have were included in our Annual Report on Form 10-KSB dated July 31, 2006, filed as of October 25, 2006.  Gregory Kinney’s recent employment and business experience is disclosed above.

Executive Compensation

The following table sets forth information regarding the remuneration of our chief executive officer and any executive officers that earned in excess of $100,000 per annum during any part of the last two completed fiscal years ending July 31.  We have also set forth the compensation of Centric’s principal executive officer with respect to Centric’s last two completed fiscal years ending December 31.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(i)	(j)
James P.R. Samuels, President and CEO	2006	$66,500	-	-	$551,247	-	$617,747
	2005	$50,000	-	-	-	-	$50,000
W. Earl Somerville, CFO	2006	$87,500	-	-	$346,060	-	$433,560
	2005	-	-	-	-	-	-
Jim Crelia, President of Centric Rx, Inc.	2006	-	-	-	-	-	-
	2005	-	-	-	-	-	-

________________________

(1)	All options were valued using the Black-Scholes option pricing model using various assumptions as listed in the footnotes to the Outstanding Equity Awards At 2006 Fiscal Year-End Table.
(2)	Mr. Samuels became the Chief Executive Officer effective July 8, 2005.

We do not have employment agreements with any of our current executive officers.  Furthermore, our executive officers have accepted fully vested stock options in lieu of salary during the fiscal year ending July 31, 2007.  However, our Board of Directors has approved a salary of $90,000 for James P.R. Samuels and W. Earl Somerville if we successfully raise up to $2,500,000 through the issuance of convertible debt to fund Centric’s development and our working capital needs.

Centric has entered into an employment agreement effective August 1, 2007 with Jim Crelia, President of Centric.  Under the terms of the employment agreement, Jim Crelia is entitled to annual compensation of $150,000.

We have formed a Compensation Committee comprised of members of the Board of Directors.  The compensation committee reviewed and approved the employment agreements that were entered into by Centric.  The current members of the Compensation Committee are Frank J. Deleo and Robert T. Kane.

The following table sets forth information concerning unexercised options and equity incentive plan awards on a grant by grant basis for our chief executive officer and any executive officers that earned in excess of $100,000 per annum as of the end of the last completed fiscal year ending July 31, 2006.  We have also set forth the compensation of Centric’s principal executive officer with respect to Centric’s last completed fiscal year ending December 31, 2006.  The number of options granted and exercise prices have been retroactively restated to reflect the 3-to-1 reverse-stock-split of our common stock.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END TABLE
Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(d)	(e)	(f)
James P.R. Samuels	591,667 (1)	-	-	$0.06	6/22/2011
	90,000 (1)	-	-	$0.15	7/21/2011
W. Earl Somerville	33,333 (1)	-	-	$0.75	4/30/2010
	335,000 (1)	-	-	$0.06	6/22/2011
	67,000 (1)	-	-	$0.15	7/21/2011
Jim Crelia	-	-	-	-	-

________________________
(1)	These options were valued using the following assumptions: expected option life: 5 years; risk-free interest rate: 4.97%; annual rate of quarterly dividends: 0.00%; and volatility: 140%.

The following table sets forth information regarding the remuneration of our directors, other than those already mentioned in the Summary Compensation Table, during the last completed fiscal year.

DIRECTOR COMPENSATION TABLE
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)
Donald A. Christensen	-	89,916 (1)	-	-	89,916
Frank J. Deleo	-	89,916 (1)	-	-	89,916
Robert T. Kane	-	89,916 (1)	-	-	89,916
Edward J. Weisberg	-	135,937 (2)	-	-	135,937

_______________________
(1)	These options were valued using the following assumptions: expected option life: 5 years; risk-free interest rate: 4.97%; annual rate of quarterly dividends: 0.00%; and volatility: 148%.
(2)	These options were valued using the following assumptions: expected option life: 5 years; risk-free interest rate: 4.97%; annual rate of quarterly dividends: 0.00%; and volatility: 116%.

During the year ended July 31, 2007, the directors each received an additional 266,666 options to purchase common stock with a valuation of $55,080.  These options were valued using the following assumptions: expected option life: 5 years; risk-free interest rate: 4.97%; annual rate of quarterly dividends: 0.00%; and volatility: 211%.

Market Price of the Registrant’s Common Equity and Related Stockholder Matters

Our common stock is currently quoted in the OTC Bulletin Board (“OTCBB”) under the symbol “WWSG.”  It previously traded under the symbol of “WWSI” on the OTCBB and “WWSI” and “BNTT” on the “pink sheets.”  The trading symbol often appears as “WWSG.OB” in quotation requests on the Internet.  The following table sets forth the range of high and low bid quotations for each fiscal quarter for the last two completed fiscal years and the current fiscal year, and have been adjusted to reflect the effects of reverse stock splits.  These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions.

Fiscal Quarter Ending	High Bid	Low Bid
January 31, 2005	$1.32	$0.0066
April 30, 2005	$1.08	$0.42
July 31, 2005	$4.80	$0.72
October 31, 2005	$5.55	$2.64
January 31, 2006	$2.64	$1.65
April 30, 2006	$1.65	$1.35
July 31, 2006	$1.50	$0.54
October 31, 2006	$0.90	$0.30
January 31, 2007	$0.30	$0.18
April 30, 2007	$0.48	$0.18
July 31, 2007	$0.27	$0.15

On July 31, 2007, the last sale price for our common stock on the OTCBB was $0.15.

Holders and Dividends

As of July 31, 2007, there were 298 record holders of our common stock.  Since our inception, no cash dividends have been declared on our common stock.

Recent Sales of Unregistered Securities

For the quarter ending July 31, 2007, we issued and sold unregistered securities set forth in the table below.

Date	Persons or Class of Persons	Securities	Consideration
April 2007	1 noteholder	15,507 shares of common stock at $0.256 per share	Forgiveness of $4,225 of interest payable to noteholder
April 2007	8 employees and consultants	Options to purchase 3,200,000 shares of common stock at $0.18 per share for 5 years from the date of issuance	Forgiveness of unpaid wages and fees
June 2007	8 employees and consultants	Options to purchase 3,200,000 shares of common stock at $0.24 per share for 5 years from the date of issuance	Forgiveness of unpaid wages and fees
July 2007	6 shareholders of Centric	2,250,000 shares of common stock at $0.15 per share	8,000,000 shares of Centric common stock

No underwriters were used in the above stock transactions.  We relied upon the exemption from registration contained in Section 4(2) and/or Rule 506, and Regulation S as to all of the transactions, as the investors were (i) either deemed to be sophisticated with respect to the investment in the securities due to their financial condition and involvement in our business or were accredited investors or (ii) the securities were issued in “offshore transactions.”  Restrictive legends were placed on the certificates evidencing the securities issued in all of the above transactions.

Legal Proceedings

There are no legal proceedings pending against us or against Centric.  To the best of our knowledge, there are no legal proceedings threatened or contemplated against us or Centric.

Item 3.02        Unregistered Sales of Equity Securities

The disclosure set forth in Item 2.01 of this report is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The disclosure set forth in Item 2.01 of this report is incorporated herein by reference.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosure set forth in Item 2.01 of this report is incorporated herein by reference.

Item 8.01        Other Events

As of July 31, 2007, the new CUSIP number for the WWSG’s common stock is 98160W 208 and the symbol is “WWSG.”

Item 9.01                                Financial Statements and Exhibits

Regulation S-B Number	Document
3.1	Articles of Exchange Pursuant to NRS 92A.200 effective July 31, 2007*
3.2	Certificate of Change Pursuant to NRS 78.209 effective July 31, 2007*
10.1	Escrow Agreement*
10.2	Lock-up and Voting Trust Agreement*
10.3	Employment Agreement with Jim Crelia dated August 1, 2007*
10.4	Employment Agreement with Jack West dated August 1, 2007*
10.5	Employment Agreement with Peter Longbons dated August 1, 2007*
10.6	Assignment of Intellectual Property and Indemnification Agreement with Jeff Crelia dated July 31, 2007*
10.7	Assignment of Intellectual Property and Indemnification Agreement with Gregory Kinney dated July 31, 2007*
10.8	Assignment of Intellectual Property and Indemnification Agreement with Rick Brugger dated July 31, 2007*
10.9	Assignment of Intellectual Property and Indemnification Agreement with Todd Hicks dated July 31, 2007*
99.1	Press Release dated August 4, 2007*
99.2	Audited financial statements of Centric Rx, Inc. for the years ending December 31, 2006 and 2005
99.3	Audited financial statements of Centric Rx, Inc. for the period ending June 30, 2007
99.4	Pro forma condensed consolidated financial statements
____________________
* Filed as an exhibit to the Current Report on Form 8-K dated July 31, 2007, filed August 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWIDE STRATEGIES INCORPORATED

August 9, 2007	By:	/s/ James P.R. Samuels
James P.R. Samuels
Chief Executive Officer

15